SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2006, Tasty Baking Company (the “Company”) entered into an Option Agreement (the “Option Agreement”) with Keystone Redevelopment Partners, LLC (“Keystone”). The Option Agreement relates to the Company’s property located 3413 Fox Street in Philadelphia, PA on which the Company’s executive offices and distribution center are situated (the “Property”).

Pursuant to the terms of the Option Agreement, in consideration of a $1,600,000 option price payment (together with any payments made to extend the term of the Option Agreement, the “Option Price”) paid by Keystone to the Company, the Company granted Keystone the right to purchase the Property for a purchase price payment of $14,400,000 in accordance with the terms of the Option Agreement. The Option Price is nonrefundable unless, in the event the option is exercised by Keystone, the Company cannot or does not convey good, marketable and insurable fee simple title to the Property to Keystone.

The term of the Option Agreement commenced on July 7, 2006 and, unless terminated earlier by Keystone, expires on the earlier of (i) the first business day following the one month anniversary of the Pennsylvania Gaming Control Board’s issuance of two Category 2 Slot Licenses for Philadelphia (the “Slot Licenses”), or (ii) June 30, 2008. However, if Keystone is in the process of continuing its application for one of the two Slot Licenses, Keystone has the right (the “First Extension Right”), exercisable on or before June 30, 2008, to extend the term of the Option Agreement to December 31, 2008 in consideration of a payment to the Company in the amount of $250,000. Additionally, if Keystone exercises the First Extension Right and is still in the process of continuing its application for one of the two Slot Licenses, Keystone has the right, exercisable on or before December 31, 2008, to further extend the term of the Option Agreement to June 30, 2009 in consideration of a payment to the Company in the amount of $400,000.

In the event Keystone exercises the Option Agreement by providing the required exercise notice (the “Exercise Notice”), unless otherwise agreed by the Company and Keystone, the Company will convey the Property to Keystone at a closing to take place at least two hundred seventy (270) days after the Exercise Notice.

The foregoing description of the Option Agreement is qualified in its entirety by reference to the complete terms and conditions of the Option Agreement which is filed as Exhibit 99.1 to this Report.

Item 7.01 Regulation FD Disclosure

On July 11, 2006, the Company issued a press release announcing that it entered into the Option Agreement with Keystone. A copy of this press release is attached to this Report as Exhibit 99.2 and is incorporated into this Item 7.01 by reference. The information disclosed in this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

 Item 9.01. Financial Statements and Exhibits

(d)  Exhibits:

99.1	Option Agreement dated as of July 7, 2006, by and between Tasty Baking Company and Keystone Redevelopment Partners, LLC
99.2	Press Release dated July 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY

(Registrant)
Date: July 11, 2006	/S/ David S. Marberger
David S. Marberger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Option Agreement dated as of July 7, 2006, by and between Tasty Baking Company and Keystone Redevelopment Partners, LLC

99.2	Press Release dated July 11, 2006